UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 21, 2005

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2005, SCOLR Pharma, Inc. entered into a Development and License Agreement with Wyeth Consumer Healthcare Division, a division of Wyeth.

Under the agreement, we granted Wyeth an exclusive worldwide license to our controlled delivery technology CDT® for the development, manufacture and commercialization of products containing ibuprofen. Wyeth agreed to use its commercially reasonable efforts to research and develop at least one ibuprofen product for the purpose of seeking regulatory approval for the commercialization of that product and we will receive certain minimum royalty payments for this product under the agreement. We will work with Wyeth on a coordinated development program to complete the clinical development and commercialization of the initial ibuprofen product. We have the right to participate in the development of any additional products containing ibuprofen utilizing CDT technology that Wyeth seeks to advance.

Wyeth will pay us an initial research and development expense reimbursement fee, as well as additional expense reimbursement payments upon the achievement of specified milestones. Wyeth will also pay us a licensing fee and a technology transfer fee upon the completion of certain specified events associated with additional products containing ibuprofen. In addition, we will receive quarterly royalty payments based upon a percentage of Wyeth’s annual net sales of products covered by the agreement on a product-by-product basis.

The agreement provides for a twenty year term based on the anniversary date of the introduction of each product covered by the agreement. After termination of the royalty period for a particular product, Wyeth will have an exclusive, perpetual and fully paid-up license with respect to such product. Wyeth may terminate the agreement at any time under certain circumstances under the agreement. Either party may terminate the agreement in the event of a material breach or default by the other party that has not been cured or in the event of the other party’s insolvency.

A copy of the press release we issued in connection with this agreement is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of SCOLR Pharma, Inc. and Wyeth Consumer Healthcare dated December 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: December 22, 2005	By:	/s/ Daniel O. Wilds
Daniel O. Wilds President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of SCOLR Pharma, Inc. dated December 22, 2005.

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